Exhibit 99.3

SUNRISE SENIOR LIVING, INC.

Unaudited Pro Forma Consolidated Financial Statements

On June 2, 2011, Sunrise Senior Living, Inc. (“the Company”) closed on a purchase and sale agreement with Morgan Stanley Real Estate Fund VII Global-F (U.S.), L.P., Morgan Stanley Real Estate Fund VII Special Global (U.S.), L.P., MSREF VII Global-T Holding II, L.P., and Morgan Stanley Real Estate Fund VII Special Global-TE (U.S.), L.P. (collectively, the “MS Parties”) to purchase the MS Parties’ 80% membership interest (“MS Interest”) in the AL U.S. Development Venture, LLC (“AL US”) in which the Company already owned the remaining 20% membership interest. AL US indirectly owns 15 assisted and independent living facilities which the Company managed prior to the purchase. Pursuant to the purchase and sale agreement, the Company purchased the MS Interests for an aggregate purchase price of $45 million. As a result of the transaction, the Company owns 100% of the membership interest, obtaining control of AL US and accordingly, consolidating the assets, liabilities and operating results of AL US from the date of acquisition. The Company had previously accounted for the investment under the equity method of accounting.

The following unaudited pro forma consolidated financial statements are based on the historical consolidated financial statements of AL US included as Exhibit 99.1 and 99.2 to the accompanying Form 8-K/A. The unaudited pro forma consolidated balance sheet as of March 31, 2011 and consolidated statements of operations for the three months ended March 31, 2011 and for the year ended December 31, 2010 give effect to the transaction as if it had occurred on March 31, 2011 for the unaudited pro forma consolidated balance sheet and January 1, 2010 for the unaudited pro forma consolidated statements of operations.

The information included in the “Historical” column of the unaudited pro forma consolidated balance sheet and consolidated statement of operations as of and for the three months ended March 31, 2011 is derived from the Company’s unaudited consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q filed with the SEC for the quarterly period ended March 31, 2011. The information included in the “Historical” column of the unaudited pro forma consolidated statement of operations for the year ended December 31, 2010 is derived from the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2010.

The unaudited pro forma adjustments are prepared for informational purposes only and are based on available information and certain assumptions that the Company believes are appropriate. The unaudited pro forma consolidated financial statements do not purport to represent the Company’s financial position or the results of operations that would have actually occurred assuming such transaction had been completed as set forth above nor do they purport to represent the Company’s financial position or results of operations of the Company as of any future date or for any future period.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the consolidated financial statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and in the Company’s Form 10-Q for the quarterly period ended March 31, 2011.

Exhibit 99.3

SUNRISE SENIOR LIVING, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(In thousands, except per share and share amounts)	Historical March 31, 2011	Pro Forma Adjustments		Pro Forma March 31, 2011
ASSETS
Current Assets:
Cash and cash equivalents	$41,509	(45,000	)(1)	$—
		(292	)(2)
		3,783	(3)
Accounts receivable, net	48,468	591	(4)	49,059
Income taxes receivable	2,943			2,943
Due from unconsolidated communities	23,151			23,151
Deferred income taxes, net	14,689			14,689
Restricted cash	42,638			42,638
Assets held for sale	1,404			1,404
Prepaid expenses and other current assets	12,294	445	(4)	12,739

Total current assets	187,096	(40,473)		146,623
Property and equipment, net	235,745	411,560	(4)	647,305
Due from unconsolidated communities	3,878			3,878
Intangible assets, net	40,163			40,163
Investments in unconsolidated communities	39,782			39,782
Restricted cash	100,705	12,871	(4)	113,576
Restricted investments in marketable securities	2,609			2,609
Assets held in the liquidating trust	44,565			44,565
Other assets, net	9,802	3,162	(4)	12,964

Total assets	$664,345	$387,120		$1,051,465

LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of debt	$52,956			$52,956
Accounts payable and accrued expenses	123,306	3,783	(3)	131,376
		4,287	(4)
Due from unconsolidated communities	4,172			4,172
Deferred revenue	15,891	2,893	(4)	18,784
Entrance fees	30,957			30,957
Self-insurance liabilities	36,403			36,403

Total current liabilities	263,685	10,963		274,648
Debt, less current maturities	71,810	350,069	(4)	421,879
Liquidating trust note payable, at fair value	29,934			29,934
Investment accounted for under the profit-sharing method	3,473			3,473
Self-insurance liabilities	49,495			49,495
Deferred gains on the sale of real estate and deferred revenues	15,101			15,101
Deferred income tax liabilities	14,689			14,689
Interest rate swap	—	15,130	(4)	15,130
Other long-term liabilities, net	106,733			106,733

Total liabilities	554,920	376,162		931,082

Equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—			—
Common stock, $0.01 par value, 120,000,000 shares authorized, 57,384,506 shares issued and outstanding, net of 440,009 treasury shares	574			574
Additional paid-in capital	481,453			481,453
Retained loss	(379,609)	11,250	(5)	(368,651)
		(292	)(2)
Accumulated other comprehensive income	2,564			2,564

Total stockholders’ equity	104,982	10,958		115,940

Noncontrolling interests	4,443			4,443

Total equity	109,425	10,958		120,383

Total liabilities and equity	$664,345	$387,120		$1,051,465

See accompanying notes to the unaudited pro forma consolidated financial statements.

SUNRISE SENIOR LIVING, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2010

(In thousands, except per share amounts)	Historical Twelve Months Ended December 31, 2010	Proforma Adjustments		Elimination of Other Dispositions after Statement Date		Pro Forma Twelve Months Ended December 31, 2010
Operating revenue:
Management fees	$107,832	(5,724	)(6)			$102,108
Buyout fees	63,286					63,286
Resident fees for consolidated communities	360,929	81,773	(7)	(4,203	)(13)	438,499
Ancillary fees	43,136					43,136
Professional fees from development, marketing and other	4,278					4,278
Reimbursed costs incurred on behalf of managed communities	827,240	(47,004	)(8)			780,236

Total operating revenues	1,406,701	29,045		(4,203)		1,431,543
Operating expenses:
Community expense for consolidated communities	268,986	49,419	(9)	(3,824	)(13)	314,581
Community lease expense	60,215					60,215
Depreciation and amortization	41,083	7,008	(9)	(130	)(13)	55,302
		7,341	(10)
Ancillary expenses	40,504	611	(9)			41,115
General and administrative	124,728					124,728
Development expense	4,484					4,484
Accounting Restatement, Special Independent Committee inquiry, SEC investigation and stockholder litigation	(1,305)					(1,305)
Restructuring costs	11,690					11,690
Provision for doubtful accounts	6,244	100	(9)	(17	)(13)	6,327
Loss on financial guarantees and other contracts	518					518
Impairment of long-lived assets	5,907					5,907
Costs incurred on behalf of managed communities	831,008	(47,004	)(8)			784,004

Total operating expenses	1,394,062	17,475		(3,971)		1,407,566

Income (loss) from operations	12,639	11,570		(232)		23,977
Other non-operating income (expense):
Interest income	1,096	5	(9)			1,101
Interest expense	(7,707)	(21,584	)(11)			(29,291)
Change in fair value of interest rate hedge	—	5,537	(11)			5,537
Gain on investments	932					932
Gain on fair value of liquidating trust notes	5,240					5,240
Other expense	1,181	(267	)(9)			914

Total other non-operating income (expense)	742	(16,309)		—		(15,567)
Gain on the sale and development of real estate and equity interests	27,672					27,672
Sunrise’s share of earnings (loss) and return on investment in unconsolidated communities	7,521	(350	)(12)			7,171
Loss from investments accounted for under the profit-sharing method	(9,650)					(9,650)

Income (loss) from continuing operations before benefit from income taxes	38,924	(5,089)		(232)		33,603
Provision for income taxes	(6,559)					(6,559)

Income (loss) from continuing operations	$32,365	$(5,089)		$(232)		$27,044

Earnings per share data:
Basic net income (loss) per common share
Income (loss) from continuing operations	$0.55	$(0.09)		$(0.00)		$0.45

Diluted net income (loss) per common share
Income (loss) from continuing operations	$0.53	$(0.09)		$(0.00)		$0.43

Weighted-average shares outstanding—basic	55,787					55,787
Weighted-average shares outstanding—diluted	57,441					57,441

See accompanying notes to the unaudited pro forma consolidated financial statements.

SUNRISE SENIOR LIVING, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2011

(In thousands, except per share amounts)	Historical Three Months Ended March 31, 2011	Proforma Adjustments		Pro Forma Three Months Ended March 31, 2011
Operating revenue:
Management fees	$24,214	(1,435	)(6)	$22,779
Resident fees for consolidated communities	102,737	20,495	(7)	123,232
Ancillary fees	7,597			7,597
Professional fees from development, marketing and other	323			323
Reimbursed costs incurred on behalf of managed communities	185,865	(11,087	)(8)	174,778

Total operating revenues	320,736	7,973		328,709
Operating expenses:
Community expense for consolidated communities	75,077	12,767	(9)	87,844
Community lease expense	18,697			18,697
Depreciation and amortization	7,417	1,781	(9)	11,033
		1,835	(10)
Ancillary expenses	7,004	146	(9)	7,150
General and administrative	32,389			32,389
Carrying costs of liquidating trust	407			407
Provision for doubtful accounts	1,438	(1	)(9)	1,437
Costs incurred on behalf of managed communities	186,384	(11,087	)(8)	175,297

Total operating expenses	328,813	5,441		334,254

(Loss) income from operations	(8,077)	2,532		(5,545)
Other non-operating income (expense):
Interest income	840			840
Interest expense	(1,347)	(5,552	)(11)	(6,899)
Change in fair value of interest rate hedge instruments	—	3,058	(11)	3,058
Other expense	933			933

Total other non-operating income (expense)	426	(2,494)		(2,068)
Gain on the sale and development of real estate and equity interests	492			492
Sunrise’s share of loss and return on investment in unconsolidated communities	(7,689)	—	(12)	(7,689)
Loss from investments accounted for under the profit-sharing method	(3,024)			(3,024)

Loss from continuing operations before benefit from income taxes	(17,872)	38		(17,834)
Provision for income taxes	(730)			(730)

Loss from continuing operations	$(18,602)	$38		$(18,564)

Earnings per share data:
Basic net loss per common share
Loss from continuing operations	$(0.34)	$—		$(0.34)

Diluted net loss per common share
Loss from continuing operations	$(0.34)	$—		$(0.34)

Weighted-average shares outstanding—basic and diluted	56,153			56,153

See accompanying notes to the unaudited pro forma consolidated financial statements.

SUNRISE SENIOR LIVING INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Basis of Presentation

The preparation of the unaudited pro forma consolidated financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States of America. These principles require the use of estimates that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

The unaudited pro forma consolidated financial information is provided for illustrative purposes only and does not purport to represent what the actual results of our operations or financial position would have been had the transaction occurred on the respective dates assumed, nor is it necessarily indicative of our future operating results or financial position. However, the pro forma adjustments reflected in the accompanying unaudited pro forma consolidated financial information reflect estimates and assumptions that our management believes to be reasonable.

Note 2 – Pro Forma Adjustments

The unaudited pro forma consolidated balance sheet at March 31, 2011 reflects the following adjustments as if the acquisition had occurred on that date:

1)	Record cash paid for 80% membership interest in AL US.

2)	Record transaction costs paid at closing.

3)	Reclass negative cash balance to accounts payable.

4)	Record assets acquired and liabilities assumed at fair value at the transaction date, June 2, 2011. The purchase price allocation for the transaction is preliminary and the allocation of the fair value between the components of each real estate asset is not yet complete as a result of requiring more detailed appraisals.

5)	Record gain on fair value of 20% membership interest in AL US.

The unaudited pro forma consolidated statements of operations for the twelve months ended December 31, 2010 and the three months ended March 31, 2011 reflect the following adjustments as if the acquisition had occurred on January 1, 2010:

6)	Eliminate management fee earned from AL US.

7)	Record resident fee revenue.

8)	Eliminate revenue and expense associated with reimbursed costs.

9)	Record AL US operating expenses.

10)	Record additional depreciation associated with the recording of the acquired real estate assets at fair value. The lives of the acquired buildings range from 32 to 35 years.

11)	Record interest expense and changes in fair value of interest rate swap associated with the debt assumed in the transaction.

12)	Eliminate equity in earnings from AL US.

13)	Reclassify revenue and expenses associated with community sales during the three months ended March 31, 2011 as discontinued operations.

Note 3 – Subsequent Event

The unaudited pro forma consolidated financial information does not reflect Sunrise Senior Living, Inc.’s issuance of $86.25 million in aggregate principal amount of 5.00% junior subordinated convertible notes due in 2041 in April 2011.

The unaudited pro forma consolidated financial information does not reflect the refinancing of $364.8 million of debt assumed in the transaction and a principal repayment of $25.0 million on that debt, both of which occurred subsequent to the acquisition.